As filed with the Securities and Exchange Commission on February 22, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

BioTelemetry, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-2568498
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

1000 Cedar Hollow Road, Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

2008 EQUITY INCENTIVE PLAN

2008 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Peter Ferola

Senior Vice President, General Counsel and Secretary

BioTelemetry, Inc.

1000 Cedar Hollow Road, Suite 102

Malvern, Pennsylvania  19355

(Name and address of agent for service)

(610) 729-7000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	1,130,460 shares	(2)	$28,148,454.00	$3,262.41
Common Stock, $0.001 par value per share	282,615 shares	(2)	$7,037,113.50	$815.60

(1)         An aggregate of 1,413,075 additional shares of the Registrant’s Common stock are registered hereby, consisting of 1,130,460 additional shares which may be issued under the Registrant’s 2008 Equity Incentive Plan (the “2008 EIP”) and (ii) 282,615 additional shares which may be issued under the Registrant’s 2008 Employee Stock Purchase Plan (the “2008 ESPP”). The above represents an automatic increase to the number of shares available for issue under the 2008 EIP and 2008 ESPP, respectively.   Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2008 EIP and the 2008 ESPP by reason of any stock dividend, stock split, recapitalization, or any other similar transaction.

(2)         Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act.  The price per share and aggregate offering prices for the shares registered hereby were calculated with respect to shares issuable under the 2008 EIP and 2008 ESPP, based on the average of the high and low prices of the Registrant’s common stock as reported by the NASDAQ Stock Market on February 21, 2017, of $24.90 per share.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, BioTelemetry, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 1,130,460 additional shares of common stock under the Registrant’s 2008 EIP and 282,615 additional shares of common stock under the Registrant’s 2008 ESPP, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on September 6, 2013 (File No.  333-149800), February 25, 2015 (File No.  333-202280) and February 22, 2016 (333-209646161445547).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission.  The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a)              The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on February 22, 2017;

(b)              The Registrant’s Current Report on Form 8-K filed with the Commission on February 1, 2017;

(c)               The Registrant’s Current Report on Form 8-K/A filed with the Commission on February 13, 2017; and

(d)              The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-4 filed with the Commission on April 22, 2013, as amended and declared effective by the Commission (File No. 333-188058), and all amendments and reports updating such description.

In addition, except to the extent that information is deemed furnished and not filed pursuant to the securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Malvern, State of Pennsylvania, on February 22, 2017.

BIOTELEMETRY, INC.

By:	/s/ Joseph H. Capper
Joseph H. Capper
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of BioTelemetry, Inc. hereby severally constitutes and appoints Peter Ferola as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities and Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Joseph H. Capper	President and Chief Executive Officer (Principal	February 22, 2017
Joseph H. Capper	Executive Officer)

/s/ Heather C. Getz	Senior Vice President and Chief	February 22, 2017
Heather C. Getz	Financial Officer
(Principal Financial and Accounting Officer)

/s/ Kirk E. Gorman	Director and Chairman	February 22, 2017
Kirk E. Gorman

/s/ Anthony J. Conti	Director	February 22, 2017
Anthony J. Conti

/s/ Joseph A. Frick	Director	February 22, 2017
Joseph A. Frick

/s/ Rebecca W. Rimel	Director	February 22, 2017
Rebecca W. Rimel

/s/ Robert J. Rubin, M.D.	Director	February 22, 2017
Robert J. Rubin, M.D.

/s/ Colin Hill	Director	February 22, 2017
Colin Hill

EXHIBIT INDEX

Exhibit No.	Description

4.1	2008 Equity Incentive Plan (1)

4.2	2008 Employee Stock Purchase Plan (2)

5.1	Opinion of Greenberg Traurig, P.A.

23.1	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

23.3	Consent of PricewaterhouseCoopers LLP

23.4	Consent of Baker Tilly Virchow Krause, LLP

24.1	Power of Attorney (included on signature page)

(1)                                 Incorporated by reference to Exhibit 10.3 to CardioNet, Inc.’s registration statement on Form S-1 and amendments thereto (File No. 333-145547).

(2)                                 Incorporated by reference to Exhibit 10.5 to CardioNet, Inc.’s registration statement on Form S-1 and amendments thereto (File No. 333-145547).